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                                                                     EXHIBIT 8.2


                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                                ATTORNEYS AT LAW

                        Bank of America Corporate Center
                             100 North Tryon Street
                                   Suite 4200
                      Charlotte, North Carolina 28202-4006
                             Telephone 704/331-7400
                             Facsimile 704/331-7598


                                  May 31, 2000



Banc of America Funding Corporation
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28225

Ladies and Gentlemen:

         We have acted as special tax counsel to Banc of America Funding Corporation, a Delaware corporation (the "Company"), in connection with the registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on May 31, 2000, pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers Mortgage Pass-Through Certificates ("Certificates") to be sold by the Company in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates and a servicer to be identified in the Prospectus Supplement for such Series of Certificates. A form of Pooling and Servicing Agreement is included as an exhibit to the Registration Statement.

         In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each in the form filed with the Commission, (ii) the form of the Pooling and Servicing Agreement in the form filed with the Commission and (iii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have assumed that all parties had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, we also have assumed the due authorization by all requisite corporate action and the due execution and delivery of such documents.


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Banc of America Funding Corporation
May 31, 2000
Page 2


         As counsel to the Company, we have advised the Company with respect to certain federal income tax aspects of the proposed issuance of the Certificates. Such advice has formed the basis for the description of material federal income tax consequences for holders of the Certificates that appears under the headings "Summary of Terms--Tax Status" and "Federal Income Tax Consequences" in the Prospectus and under the headings "Summary of Terms--Federal Income Tax Consequences" and "Federal Income Tax Consequences" in the form of Prospectus Supplement. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but, with respect to those federal income tax consequences that are discussed, in our opinion, the descriptions are accurate in all material respects.

         This opinion is based on the facts and circumstances set forth in the Prospectus and Prospectus Supplement and in the other documents we have reviewed. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates Series of Certificates with numerous different characteristics, the particular characteristics of each Series of Certificates must be considered in determining the applicability of this opinion to a particular Series of Certificates. Accordingly, the opinion contained in each Prospectus Supplement and Prospectus prepared pursuant to the Registration Statement is deemed to be incorporated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to this firm under the caption "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

         No opinion has been sought and we do not express any opinion concerning the tax treatment of the issuance and sale of the Certificates under the laws of any state or foreign or local jurisdiction.

                                  Very truly yours,


                                  /s/ Kennedy Covington Lobdell & Hickman L.L.P.